Exhibit 20.1

CNH Wholesale Master Note Trust
Wholesale Asset Backed Notes, Series 2003-1, 2003-2 and 2003-3
Monthly Servicing Report

Collection Period	18
Settlement Period Begin Date	3/1/2005
Settlement Period End Date	3/31/2005
Distribution Date	4/15/2005

	End Of Period	Beginning Of Period
Portfolio Information

1. Balances
Pool Balance	2,128,984,984.72	1,936,306,216.35
Adjusted Pool Balance	2,097,050,209.95	1,907,261,623.10
Required Pool Balance	1,899,596,220.76	1,907,165,965.17

Trust Available Subordinated Amount	220,388,154.09	219,467,091.83
Required Subordinated Amount	220,388,154.09	219,467,091.83
Incremental Subordinated Amount	43,479,109.43	44,222,242.70
Transferor Amount	489,661,863.56	303,238,684.25

2. Portfolio Composition
Top 3 dealers
0-90 days past due (0 = current)	178,123,186.64	161,927,905.04
91+ day past due receivable balance	10,212.06	19,201.53
Total	178,133,398.70	161,947,106.57
Rest of the dealers
0-90 days past due (0 = current)	92,754,031.74	76,960,919.69
91+ day past due receivable balance	904.91	53,079.68
Total	92,754,936.65	77,013,999.37
Used Equipment
0-90 days past due (0 = current)	258,380,440.36	261,301,451.19
91+ day past due receivable balance	794,728.18	1,128,315.54
Total	259,175,168.54	262,429,766.73
Rental Equipment
0-90 days past due (0 = current)	174,160,179.99	161,671,345.43
91+ day past due receivable balance	231,205.03	190,005.62
Total	174,391,385.02	161,861,351.05

3. Overconcentrations
Dealer Overconcentration Amount due to 2.25% limit on top 3 dealers	46,587,752.43	44,931,907.61
Dealer Overconcentration Amount due to 2.00% limit on the rest of the dealers	0.00	0.00
Used Equipment Overconcentration Amount (40% limit)	0.00	0.00
Rental Overconcentration Amount due to 12% limit on rental receivables	0.00	0.00

4. Ineligible Receivables
Ineligible Receivables (excluding Overconcentration amounts)	0.00	0.00
Aggregate Amount of Ineligible Receivables re-assigned to the transferor	0.00	0.00

Current Month Activity

1. Trust Principal Receivables
Aggregate Principal Collections	409,338,966.85
New Principal Receivables	640,509,990.79
Receivables Added for Additional Accounts	1,531,139.07
Net Loss	457,242.51
Monthly Dilution Amount	38,035,013.06
Principal Recoveries	0.00

2. Principal Collections
Aggregate Principal Collections	409,338,966.85
Reallocated Yield Amount	6,140,084.50
Series Allocable Principal Collections	403,198,882.35
Principal Allocation Percentage of Series Allocable Principal Collections	99.29%

3. Non-principal Collections
Interest Collections	10,564,811.00
Reallocated Yield Amount	6,140,084.50
Series Allocable Interest Collections	16,704,895.50
Floating Allocation Percentage of Series Allocable Interest Collections	94.21%

4. Investment Proceeds
Collection Account Investment Earnings	902.42
Reserve Account Investment Earnings	34,782.21
Principal Funding Account Investment Earnings	97,381.15
Interest Funding Account Investment Earnings	13,265.46
Excess Funding Account Investment Earnings	0.00
Aggregate Investment Proceeds	146,331.24

5. Miscellaneous Payments to the issuer
Adjustment Payment	0.00
Transferor Deposit Amount	0.00

Portfolio Performance

1. Portfolio Aging
Current	2,110,356,315.95
1-30 days past due	5,085,932.54
31-60 days past due	10,648,969.92
61-90 days past due	781,307.74
91-120 days past due	74,397.71
120+ days past due	2,038,060.86
Total	2,128,984,984.72

2. Sold Out of Trust
0-90 days past due (0 = current)	377,105.94
91+ day past due receivable balance	213,363.94
Total	590,469.88

Early Amortization Events

1. Failure by the Servicer to :
a. Make a payment or deposit required by the TSA(1)	N
b. To deliver a Payment Date Statement on the date required under the TSA(1)	N
c. To comply with its agreement not to create a lien on a receivable.	N
d. To observe other agreements in the TSA(1)	N
2. Material breach of certain representations, warranties or covenants not cured within 60 days.	N
3. Occurrence of an Insolvency Event relating to CNH Global N.V., Case, LLC or New Holland North America, Inc.	N
4. Failure to convey Receivables in Additional Accounts with 5 business days.	N

5. Available Subordinated Amount less than Required Subordination amount provided that reductions in Available Subordinated Amount used to pay interest due to LIBOR being equal to or greater than PRIME for 30 consecutive days.

N
6. Servicer Default.	N
7. Issuer becomes an ‘Investment Company’.	N
8. Events of Default under the indenture
a. Issuer’s failure to pay interest on any note for 35 days.	N
b. Issuer’s failure to pay the stated principal amount by its legal final maturity date.	N
c. Issuer becomes bankrupt.	N

Is the Trust Available Subordination Amount less than the Transferor Amount?	N
Is the Adjusted Pool Balance less than the Required Pool Balance?	N
Is the balance in the Excess Funding Account greater than 30% of Adjusted Pool Balance in the last 3 consecutive collection periods?	N
Is the 3 month average of the Monthly Payment Rate less than 14%?	N

Early Amortization Event Triggered	N

Reconciliation

1. Reconciliation Of Collection Account
Transfers Into Collection Account
Principal Collections	409,338,966.85
Interest Collections	10,564,811.00
Principal Recoveries	0.00
Reserve Account Draw	0.00
Reserve Account deposits due to VFN Draws	790,000.00
Excess Funding Account Draw	0.00
Principal Funding Account Draw	0.00
Investment Proceeds	146,331.24
Available Subordinated Amount Draws	0.00
Adjustment Payment	0.00
Transferor Deposit Amount	0.00
Total Transfers into Collection Account	420,840,109.09
Transfers From Collection Account
Required Interest Payment Distribution to Noteholder	4,574,221.71
Principal Paid	0.00
Commitment Fees Paid	17,006.94
Claims for Application Paid	0.00
Reserve Account Deposit Amount	790,000.00
Excess Funding Account Deposit	0.00
Principal Funding Account Deposit	86,935,333.33
Servicing Fees	1,314,407.22
To CNH	327,209,139.88
Total Transfers from Collection Account	420,840,109.09
Difference	0.00

2. Reconciliation of Excess Funding Account
Beginning Balance of Excess Funding Account	0.00
Transfers Into Excess Funding Account
Additions in connection with a reduction in Receivables	0.00
Additions in connection with a reduction in Available Subordination Amount	0.00
Excess Funding Account Investment Income	0.00
Total Transfers into Excess Funding Account	0.00
Distributions From Excess Funding Account
Transfer of Investment Income to Collection Account	0.00
Transfers to Principal Funding Account	0.00
Transfers to Residual Holder	0.00
Total Transfers from Excess Funding Account	0.00
Ending Balance	0.00

(1) Transfer and Servicing Agreement

CNH Wholesale Master Note Trust
Wholesale Asset Backed Notes, Series 2003-1
Monthly Servicer Report

Collection Period	18
Settlement Period Begin Date	3/1/2005
Settlement Period End Date	3/31/2005
Distribution Date	4/15/2005

Period	Accumulation Period

	Orig. Balance	Current Balance	Coupon	Interest Paid	Principal Paid
A	485,787,000.00	485,787,000.00	3.01000%	1,259,132.92	0.00
B	35,825,000.00	35,825,000.00	3.56000%	109,823.53	0.00

Allocation Percentages
Floating Allocation Percentage	25.68%
Principal Allocation Percentage	30.76%

Required Payments
Series 2003-1 Monthly Interest & Interest Shortfall	1,368,956.44
Monthly Servicing Fee	362,230.56
Controlled Accumulation Amount	86,935,333.33
Total Required Payments	88,666,520.33

Series 2003-1 Share of Available Funds
Interest Collections	4,289,811.16
Principal Collections	124,037,795.89
Reserve Account Investment Proceeds	11,036.31
Principal Funding Account Investment Proceeds	97,381.15
Interest Funding Account Investment Proceeds	4,095.78
Reserve Account Draw Amount	0.00
Subordinated Draw Amount	0.00
Draws from the Series Share of the Excess Funding Account	0.00
Excess Interest Collections from Other Series	0.00
Excess principal Collections from Other Series	0.00
Draws from Principal Funding Account	0.00
Total Available Funds	128,440,120.28

Current Period Payments
Series 2003-1Monthly Interest and Past Interest Shortfall	1,368,956.44
Servicing Fee	362,230.56
Reimbursement of Chargeoffs & Monthly Dilution	117,413.37
Controlled Deposit Amount	86,935,333.33
Principal Paid	0.00
Reserve Account Deposit Amount	0.00
Reinstate reductions in Series 2003-1 Available Subordinated Amount	0.00
Reinstate reductions in Collateral Amount	0.00
Excess Interest Collections made available to other series	2,553,724.03
Excess Principal Collections made available to other series	37,219,875.92
Total Payments	128,557,533.65

Current Period Interest Shortfall
Series 2003-1Monthly Interest Shortfall	0.00
Servicing Fee Shortfall	0.00
Controlled Deposit Amount Shortfall	0.00

Collateral Amount
Beginning Collateral Amount	434,676,666.67
Reductions to Collateral Amount	0.00
Reinstatements due to previous reductions	0.00
Ending Collateral Amount	347,741,333.33

Chargeoffs & Dilutions
Series share of Charge-off and Monthly Dilution amount	117,413.37
Reimbursement of Chargeoffs & Monthly Dilution	117,413.37
Reduction to the Collateral Amount due to Chargeoffs	0.00

Reconciliation of Principal Funding Account
Beginning Balance of Principal Funding Account	86,935,333.33
Transfers Into Principal Funding Account
Transfer from Excess Funding Account (Deposits)	0.00
Transferred from Noteholder Principal Collections	86,935,333.33
Principal Funding Account Investment Income	97,381.15
Controlled Deposit Amount	87,032,714.48
Total Transfers and Beginning Balance
Distributions From Principal Funding Account
Transfer of Investment Income to Collection Account	97,381.15
Principal payment to Noteholders	0.00
Total Transfers from Principal Funding Account	97,381.15
Ending Balance	173,870,666.67

Reconciliation of Reserve Fund
Beginning Balance of Reserve Fund	5,216,120.00
Transfers Into Reserve Fund
Transfer from Excess Interest Collections	0.00
Transferred from Noteholder Principal Collections	0.00
Reserve Fund Investment Income	11,036.31
Total Transfers into Reserve Fund	11,036.31
Total Transfers and Beginning Balance
Distributions From Reserve Fund
Transfer of Investment Income to Collection Account	11,036.31
Non-principal payment to Noteholders	0.00
Total Transfers from Reserve Fund	11,036.31
Ending Balance	5,216,120.00

Reconciliation Of Collection Account for Series 2003-1
Transfers Into Collection Account
Transfer of Daily Noteholder Collections plus investment proceeds	128,440,120.28
Investor Default Amount (included in transfer of daily noteholder collections)	117,413.37
Reserve Account Draw	0.00
Excess Funding Account Draw	0.00
Principal Funding account Draw	0.00
Available Subordinated Amount Draws	0.00
Excess Principal Collections from other Series	0.00
Excess Interest Collections from other Series	0.00
Total Transfers into Collection Account	128,557,533.65
Transfers From Collection Account
Required Interest Payment Distribution to Noteholder	1,368,956.44
Chargeoff reimbursements	117,413.37
Reserve Account Deposit Amount	0.00
Principal Funding Account Deposit	86,935,333.33
Principal Paid to Noteholders	0.00
Servicing Fees	362,230.56
Reduction to the Collateral Amount	0.00
Total Excess Collections made available to other Series	39,773,599.95
Total Transfers from Collection Account	128,557,533.65
Difference	0.00

CNH Wholesale Master Note Trust
Wholesale Asset Backed Notes, Series 2003-2
Monthly Servicer Report

Collection Period	18
Settlement Period Begin Date	3/1/2005
Settlement Period End Date	3/31/2005
Distribution Date	4/15/2005

Period	Revolving Period

	Orig. Balance	Current Balance	Coupon	Interest Paid	Principal Paid
A	485,787,000.00	485,787,000.00	3.11000%	1,300,964.57	0.00
B	35,825,000.00	35,825,000.00	3.81000%	117,535.85	0.00

Allocation Percentages
Floating Allocation Percentage	30.80%
Principal Allocation Percentage	30.80%

Required Payments
Series 2003-2 Monthly Interest & Interest Shortfall	1,418,500.43
Monthly Servicing Fee	434,676.67
Controlled Accumulation Amount	0.00
Total Required Payments	1,853,177.10

Series 2003-2 Share of Available Funds
Interest Collections	5,145,526.22
Principal Collections	124,188,645.68
Reserve Account Investment Proceeds	11,036.31
Principal Funding Account Investment Proceeds	0.00
Interest Funding Account Investment Proceeds	4,078.95
Reserve Account Draw Amount	0.00
Subordinated Draw Amount	0.00
Draws from the Series Share of the Excess Funding Account	0.00
Excess Interest Collections from Other Series	0.00
Excess principal Collections from Other Series	0.00
Draws from Principal Funding Account	0.00
Total Available Funds	129,349,287.15

Current Period Payments
Series 2003-2Monthly Interest and Past Interest Shortfall	1,418,500.43
Servicing Fee	434,676.67
Reimbursement of Chargeoffs & Monthly Dilution	140,834.54
Controlled Deposit Amount	0.00
Principal Paid	0.00
Reserve Account Deposit Amount	0.00
Reinstate reductions in Series 2003-2 Available Subordinated Amount	0.00
Reinstate reductions in Collateral Amount	0.00
Excess Interest Collections made available to other series	3,166,629.84
Excess Principal Collections made available to other series	124,329,480.21
Total Payments	129,490,121.69

Current Period Interest Shortfall
Series 2003-1Monthly Interest Shortfall	0.00
Servicing Fee Shortfall	0.00
Controlled Deposit Amount Shortfall	0.00

Collateral Amount
Beginning Collateral Amount	521,612,000.00
Reductions to Collateral Amount	0.00
Reinstatements due to previous reductions	0.00
Ending Collateral Amount	521,612,000.00

Chargeoffs & Dilutions
Series share of Charge-off and Monthly Dilution amount	140,834.54
Reimbursement of Chargeoffs & Monthly Dilution	140,834.54
Reduction to the Collateral Amount due to Chargeoffs	0.00

Reconciliation of Principal Funding Account
Beginning Balance of Principal Funding Account	0.00
Transfers Into Principal Funding Account
Transfer from Excess Funding Account (Deposits)	0.00
Transferred from Noteholder Principal Collections	0.00
Principal Funding Account Investment Income	0.00
Controlled Deposit Amount	0.00
Total Transfers and Beginning Balance
Distributions From Principal Funding Account
Transfer of Investment Income to Collection Account	0.00
Principal payment to Noteholders	0.00
Total Transfers from Principal Funding Account	0.00
Ending Balance	0.00

Reconciliation of Reserve Fund
Beginning Balance of Reserve Fund	5,216,120.00
Transfers Into Reserve Fund
Transfer from Excess Interest Collections	0.00
Transferred from Noteholder Principal Collections	0.00
Reserve Fund Investment Income	11,036.31
Total Transfers into Reserve Fund	11,036.31
Total Transfers and Beginning Balance
Distributions From Reserve Fund
Transfer of Investment Income to Collection Account	11,036.31
Non-principal payment to Noteholders	0.00
Total Transfers from Reserve Fund	11,036.31
Ending Balance	5,216,120.00

Reconciliation Of Collection Account for Series 2003-2
Transfers Into Collection Account
Transfer of Daily Noteholder Collections plus investment proceeds	129,349,287.15
Investor Default Amount (included in transfer of daily noteholder collections)	140,834.54
Reserve Account Draw	0.00
Excess Funding Account Draw	0.00
Principal Funding account Draw	0.00
Available Subordinated Amount Draws	0.00
Excess Principal Collections from other Series	0.00
Excess Interest Collections from other Series	0.00
Total Transfers into Collection Account	129,490,121.69
Transfers From Collection Account
Required Interest Payment Distribution to Noteholder	1,418,500.43
Chargeoff reimbursements	140,834.54
Reserve Account Deposit Amount	0.00
Principal Funding Account Deposit	0.00
Principal Paid to Noteholders	0.00
Servicing Fees	434,676.67
Reduction to the Collateral Amount	0.00
Total Excess Collections made available to other Series	127,496,110.06
Total Transfers from Collection Account	129,490,121.69
Difference	0.00